Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2024 THIRD QUARTER

FINANCIAL RESULTS

●	Record Q3 Revenues of $405 Million (34% growth year-over-year)

●	Q3 Earnings Per Diluted Share

o	GAAP Diluted EPS of $1.95 (54% increase year-over-year)

o	Record Non-GAAP Adjusted Diluted EPS of $2.16 (45% increase year-over-year)

●	Q3 Operating Income Increase of 50% Year-Over-Year

●	Strong Bookings Lead to Q3-Ended Backlog of Approximately $1.8 Billion

●	Company Increases FY 2024 Non-GAAP Adjusted Diluted EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — April 25, 2024 — OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three and nine months ended March 31, 2024.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated “We are pleased to report strong financial results as outstanding performance in the Security division led to record third quarter revenues and adjusted earnings per share. Given continued solid bookings, a strong backlog, and high visibility into our pipeline of opportunities, we anticipate a strong conclusion to fiscal 2024 and we believe we are well positioned for fiscal 2025.”

For Q3 FY24, the Company reported revenues of $405.4 million, a 34% increase over the $302.9 million reported for the same quarter of the prior year. Net income for Q3 FY24 was $34.0 million, or $1.95 per diluted share, compared to net income of $21.8 million, or $1.27 per diluted share, for the same quarter of the prior year. Non-GAAP net income for Q3 FY24 was $37.7 million, or $2.16 per diluted share, compared to non-GAAP net income for the same quarter of the prior year of $25.6 million, or $1.49 per diluted share.

For the nine months ended March 31, 2024, revenues were $1.06 billion compared to $866.6 million in the same period a year ago. Net income for the nine months ended March 31, 2024 was $83.5 million, or $4.82 per diluted share, compared to $49.4 million, or $2.88 per diluted share, for the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2024 was $91.5 million, or $5.29 per diluted share, compared to non-GAAP net income of $61.0 million, or $3.55 per diluted share, for the same prior-year period.

The Company's book-to-bill ratio was 1.0 for the third quarter of fiscal 2024. As of March 31, 2024, the Company's backlog was approximately $1.8 billion. Capital expenditures were $4.9 million and $5.7 million for Q3 FY24 and Q3 FY23, respectively.

Mr. Chopra commented, “The Security division’s results reflect our tremendous momentum given increasing demand for our product and service offerings as well as our superior competitive position. Security revenues in the third quarter of fiscal 2024 increased 60% year-over-year, which drove significant operating income growth and year-over-year adjusted operating margin expansion in the division. Bookings were again solid and, significantly, even with a substantial conversion of backlog to revenue during the third quarter, the quarter-end backlog remained comparable with the level of last quarter. This further bolsters our confidence that the division’s positive momentum will continue into the future.”

Mr. Chopra continued, “As expected, our Optoelectronics and Manufacturing division reported softer third quarter revenues in part due to certain customers adjusting inventory levels and delaying receipt of deliveries. I am proud of the Optoelectronics and Manufacturing team’s focus on continuous improvement. We anticipate a solid fourth quarter and are well-positioned to take advantage of future growth.”

Mr. Chopra concluded, “The hospital spending environment continued to pose challenges for our Healthcare division. We are highly focused on new product development, principally in our patient monitoring portfolio, to drive future sustainable growth in this division.”

Fiscal Year 2024 Outlook

The Company is reiterating its fiscal 2024 revenues guidance of anticipated growth in excess of 19% over revenues in fiscal 2023. The Company is increasing its non-GAAP adjusted diluted earnings per share guidance from greater than 29% growth to greater than 30% growth compared to non-GAAP adjusted diluted earnings per share for fiscal year 2023. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2024 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP adjusted diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for all fiscal periods is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its financial results for the periods presented in this earnings release. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until May 9, 2024. The replay can be accessed through the Company’s website at www.osi-systems.com.

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About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2024 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

Tel: (310) 349-2237

avashishat@osi-systems.com

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OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Revenues:
Products	$223,724	$327,360	$637,563	$817,248
Services	79,165	78,046	228,994	240,603
Total net revenues	302,889	405,406	866,557	1,057,851
Cost of goods sold:
Products	156,534	223,570	458,197	547,938
Services	42,569	45,741	120,870	133,772
Total cost of goods sold	199,103	269,311	579,067	681,710
Gross profit	103,786	136,095	287,490	376,141
Operating expenses:
Selling, general and administrative	53,707	66,584	161,148	197,986
Research and development	14,852	17,144	43,848	49,416
Restructuring and other charges, net	890	1,004	4,366	2,496
Total operating expenses	69,449	84,732	209,362	249,898
Income from operations	34,337	51,363	78,128	126,243
Interest and other expense, net	(5,727)	(7,407)	(14,339)	(19,689)
Income before income taxes	28,610	43,956	63,789	106,554
Provision for income taxes	(6,802)	(9,913)	(14,392)	(23,079)
Net income	$21,808	$34,043	$49,397	$83,475

Diluted earnings per share	$1.27	$1.95	$2.88	$4.82
Weighted average shares outstanding – diluted	17,184	17,425	17,151	17,301

UNAUDITED Segment Information

(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2024	2023	2024
Revenues – by Segment:
Security division	$178,752	$285,960	$491,188	$700,564
Optoelectronics and Manufacturing division, including intersegment revenues	93,888	87,974	286,513	282,199
Healthcare division	43,911	41,493	130,994	121,130
Intersegment eliminations	(13,662)	(10,021)	(42,138)	(46,042)
Total	$302,889	$405,406	$866,557	$1,057,851

Operating income (loss) – by Segment:
Security division	$29,496	$50,127	$66,014	$122,592
Optoelectronics and Manufacturing division	12,493	9,435	35,963	32,493
Healthcare division	1,787	1,564	4,819	2,157
Corporate	(10,148)	(9,733)	(29,572)	(30,832)
Intersegment eliminations	709	(30)	904	(167)
Total	$34,337	$51,363	$78,128	$126,243

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OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2023	March 31, 2024
Assets

Cash and cash equivalents	$76,750	$101,443
Accounts receivable, net	380,845	503,828
Inventories	338,008	442,797
Prepaid expenses and other current assets	44,300	71,182
Total current assets	839,903	1,119,250
Property and equipment, net	108,933	110,399
Goodwill	349,505	352,119
Intangible assets, net	140,857	142,056
Other non-current assets	116,488	107,251
Total Assets	$1,555,686	$1,831,075

Liabilities and Stockholders' Equity

Bank lines of credit	$215,000	$349,000
Current portion of long-term debt	8,076	8,212
Accounts payable and accrued expenses	208,786	237,310
Other current liabilities	139,832	167,160
Total current liabilities	571,694	761,682
Long-term debt	136,491	131,214
Other long-term liabilities	121,336	124,766
Total liabilities	829,521	1,017,662
Total stockholders’ equity	726,165	813,413
Total Liabilities and Stockholders’ Equity	$1,555,686	$1,831,075

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Reconciliation of GAAP to Non-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2023		2024		2023		2024
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$21,808	$1.27	$34,043	$1.95	$49,397	$2.88	$83,475	$4.82
Restructuring and other charges, net	890	0.05	1,004	0.06	4,366	0.25	2,496	0.14
Amortization of acquired intangible assets	3,738	0.22	3,881	0.22	11,226	0.65	12,268	0.71
Non-cash interest expense	124	0.01	-	-	419	0.02	-	-
Tax benefit of above adjustments	(1,102)	(0.07)	(1,088)	(0.06)	(3,775)	(0.21)	(3,632)	(0.20)
Discrete tax expense (benefit)	168	0.01	(180)	(0.01)	(646)	(0.04)	(3,133)	(0.18)

Non-GAAP basis	$25,626	$1.49	$37,660	$2.16	$60,987	$3.55	$91,474	$5.29

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Three Months Ended March 31, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$29,496	16.5%	$12,493	13.3%	$1,787	4.1%	$(9,439)	$34,337	11.3%
Restructuring and other charges, net	493	0.3%	32	0.1%	307	0.7%	58	890	0.3%
Amortization of acquired intangible assets	2,784	1.5%	686	0.7%	268	0.6%	-	3,738	1.3%
Non-GAAP basis– operating income (loss)	$32,773	18.3%	$13,211	14.1%	$2,362	5.4%	$(9,381)	$38,965	12.9%

Three Months Ended March 31, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$50,127	17.5%	$9,435	10.7%	$1,564	3.8%	$(9,763)	$51,363	12.7%
Restructuring and other charges, net	185	0.1%	504	0.6%	311	0.7%	4	1,004	0.2%
Amortization of acquired intangible assets	2,800	1.0%	780	0.9%	301	0.7%	-	3,881	1.0%
Non-GAAP basis– operating income (loss)	$53,112	18.6%	$10,719	12.2%	$2,176	5.2%	$(9,759)	$56,248	13.9%

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Nine Months Ended March 31, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$66,014	13.4%	$35,963	12.6%	$4,819	3.7%	$(28,668)	$78,128	9.0%
Restructuring and other charges, net	1,358	0.3%	47	0.0%	2,753	2.1%	208	4,366	0.5%
Amortization of acquired intangible assets	8,487	1.7%	2,068	0.7%	671	0.5%	-	11,226	1.3%
Non-GAAP basis– operating income (loss)	$75,859	15.4%	$38,078	13.3%	$8,243	6.3%	$(28,460)	$93,720	10.8%

Nine Months Ended March 31, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$122,592	17.5%	$32,493	11.5%	$2,157	1.8%	$(30,999)	$126,243	11.9%
Restructuring and other charges, net	621	0.1%	1,080	0.4%	311	0.3%	484	2,496	0.2%
Amortization of acquired intangible assets	8,766	1.2%	2,598	0.9%	904	0.7%	-	12,268	1.2%
Non-GAAP basis– operating income (loss)	$131,979	18.8%	$36,171	12.8%	$3,372	2.8%	$(30,515)	$141,007	13.3%

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